UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 13, 2011

EPL INTERMEDIATE, INC.

(Exact name of registrant as specified in its charter)

333-115644

(Commission File Number)

Delaware	13-4092105
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

3535 Harbor Blvd. Suite 100, Costa Mesa, California	92626
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (714) 599-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                      Other Events

In connection with presentations to certain institutional investors, EPL Intermediate, Inc. (the “Company”) is disclosing the following information.

Last trailing 12 months, as of March 30, 2011
(amounts in thousands)

Net Loss	$ (38,571)
Plus: Interest expense, net	37,611
Less: Benefit for income taxes	(10,137)
Plus: Depreciation and amortization	10,604
Plus: Non-cash impairment to intangible assets and underperforming stores	35,193
Plus: Various non-recurring expenses noted in Note (1) below	2,310
Plus: General and Administrative expenses as noted in Note (2) below	1,159
Plus: Sponsor management fee and anticipated lower accounting fees	912
Plus: Elimination of estimated net operating losses on six restaurants planned to be closed and closed restaurant reserve	766
Plus: Straight line rent adjustment	515
Plus: Net of various other adjustments	338
Adjusted EBITDA	$ 40,700

(1)	Expenses for severance to officers, a major consulting project, certain legal costs, recruiting fees for officers, bad debt expense pertaining to one franchise and dead-site costs for one location.

(2)	Reduced estimated net compensation expense going forward mainly related to officers no longer with the Company and estimated savings in the Company’s IT department.

Non-GAAP Financial Measures

The Company defines adjusted EBITDA as net income or loss attributable to the Company before income taxes or benefits, interest expense (net), depreciation and amortization, asset impairments and closed store expenses, pre-opening expenses, management fees, certain non-recurring income and expense items and other income and expense items unrelated to operating performance.  The Company considers adjusted EBITDA to be an important measure of the performance of core operations because adjusted EBITDA excludes various income and expense items that are not indicative of the Company’s operating performance.  The Company believes that adjusted EBITDA is useful to investors in evaluating the Company’s ability to incur and service debt, make capital expenditures and meet working capital requirements.  The Company also believes that adjusted EBITDA is useful to investors in evaluating the Company’s operating performance compared to that of other companies in the same industry, as the calculation of adjusted EBITDA eliminates the effects of financing, income taxes and the accounting effects of capital spending, all of which may vary from one company to another for reasons unrelated to overall operating performance.  The Company’s calculation of adjusted EBITDA is not necessarily comparable to that of other similarly titled measures reported by other companies.  Adjusted EBITDA is not a presentation made in accordance with U.S. generally accepted accounting principles and accordingly should not be considered as an alternative to, or more meaningful than, earnings from operations, cash flows from operations or other traditional indications of a company’s operating performance or liquidity.  Adjusted EBITDA contains estimates and may or may not be a true measure of actual financial performance.  Actual financial performance may be materially different than this disclosed adjusted EBITDA.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

EPL INTERMEDIATE, INC.
(Registrant)

By:	/s/ Brian Carmichael
Brian Carmichael
Vice President of Development

Date:  May 13, 2011